UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, New York 10017

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2006, Hudson Highland Group, Inc. (the “Company”) entered into a Settlement Agreement and General Release (the “Agreement”) with Richard A. Harris, the Company’s Senior Vice President and Chief Information Officer. Pursuant to the Agreement, Mr. Harris’ termination of employment with the Company will be effective July 31, 2006. The Agreement provides that the Company will pay Mr. Harris a severance benefit of $250,000 in equal semi-monthly installments for a period of 12 months (the “Severance Period”). The Company also will continue to pay its portion of the group health insurance premium during the Severance Period, provided Mr. Harris remains eligible for group health insurance continuation under applicable law and continues to authorize his portion of the premiums to be taken from the severance payments. Pursuant to the Agreement, Mr. Harris provided the Company and its affiliates a general liability release. A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the entry into the Agreement, the Executive Employment Agreement, dated May 6, 2005, between Mr. Harris and the Company was terminated.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

	(10.1)	Settlement Agreement and General Release, dated May 8, 2006, between Richard Harris and Hudson Highland Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: May 12, 2006	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
(10.1)	Settlement Agreement and General Release, dated May 8, 2006, between Richard Harris and Hudson Highland Group, Inc.